UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2020

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Item 8.01.    Other Events.
New Jersey Board of Public Utilities (the “NJBPU”) Approval of Stipulation and Settlements for New Jersey-American Water Company, Inc. General Rate Case and Tax Cuts and Jobs Act Petition
On October 28, 2020, the NJBPU issued an order approving a stipulation and settlement (the “General Rate Case Settlement”) of a general rate case filed on December 16, 2019 by New Jersey-American Water Company, Inc. (“NJAWC”), a wholly owned subsidiary of American Water Works Company, Inc. The General Rate Case Settlement was entered among NJAWC, the staff of the NJBPU and the New Jersey Division of Rate Counsel (“Rate Counsel”). The order with respect to the General Rate Case Settlement approves a $39 million annual increase in water and wastewater revenues, effective as of November 1, 2020, based on an authorized return on equity (“ROE”) of 9.6%, authorized rate base of $3.57 billion, a common equity ratio of 54.6% and a long-term debt ratio of 45.4%, compared to an authorized ROE of 9.6%, authorized rate base of $2.95 billion, common equity ratio of 54% and long-term debt ratio of 46%, as approved in NJAWC’s last general rate case in 2018.
Separately, on October 28, 2020, the NJBPU approved a stipulation and settlement (the “TCJA Settlement”) that is intended to resolve the treatment of the remaining impacts of the Tax Cuts and Jobs Act (the “TCJA”) on the rates and books of NJAWC. The TCJA Settlement was entered into among NJAWC, the staff of the NJBPU and Rate Counsel. The TCJA Settlement identifies NJAWC’s excess accumulated deferred income taxes (“EADIT”) resulting from the TCJA’s reduction in the federal corporate income tax rate from 35% to 21%, and provides for the amortization and return to NJAWC customers of its unprotected EADIT balance of $132.6 million over a period of 15 years. NJAWC’s protected EADIT balance of $187.9 million will be amortized and returned to NJAWC customers pursuant to the average rate assumption method over the remaining life of the underlying assets. The TCJA Settlement also requires NJAWC to return to customers an aggregate of $52.9 million of EADIT through (i) base rates approved in the General Rate Case Settlement and (ii) $32.5 million in customer bill credits over a ten-month period beginning November 1, 2020.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibit has been filed herewith:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated October 28, 2020, issued by NJAWC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	October 28, 2020	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Executive Vice President and Chief Financial Officer
3